Exhibit 10.66
CLIFFS NATURAL RESOURCES INC. U.S.

2012 PARTICIPANT GRANT
UNDER THE
AMENDED AND RESTATED CLIFFS 2007 INCENTIVE EQUITY PLAN

Effective March 12, 2012 (“Date of Grant”), the Compensation and Organization Committee (“Committee”) of the Board of Directors of Cliffs Natural Resources Inc. (“Company”) hereby grants to _____________________ (“Participant”), an employee of the Company or of a Subsidiary of the Company,              (        ) Performance Shares and an additional          (        ) Restricted Share Units covering the incentive period commencing January 1, 2012 and ending December 31, 2014 (“Incentive Period”) under the Amended and Restated Cliffs 2007 Incentive Equity Plan, as amended (“Plan”) of the Company.
Such Grant shall be subject to the Terms and Conditions of the 2012 Participant Grants under the Plan approved by the Committee at its March 12, 2012 meeting (“Terms and Conditions”) and provided to the Participant.

CLIFFS NATURAL RESOURCES INC.
(“Company”)

Joseph A. Carrabba
Chairman, President & CEO
The undersigned Participant hereby acknowledges receipt of the Terms and Conditions, hereby declares that he has read the Terms and Conditions, agrees to the Terms and Conditions, and accepts the Performance Shares and Restricted Share Units granted hereunder subject to the Terms and Conditions and the Plan.

Name of Participant

Date

Return a signed copy of this 2012 Participant Grant to the Company indicating receipt and acceptance of the 2012 Participant Grant and the Terms and Conditions of the 2012 Participant Grants under the Amended and Restated Cliffs 2007 Incentive Equity Plan, as amended.

CLIFFS NATURAL RESOURCES INC.
TERMS AND CONDITIONS
OF THE
2012 PARTICIPANT GRANTS
UNDER THE
AMENDED AND RESTATED CLIFFS 2007 INCENTIVE EQUITY PLAN

The Compensation and Organization Committee of the Board of Directors of Cliffs Natural Resources Inc. (the “Company”) hereby establishes the Terms and Conditions of the 2012 Participant Grants (“Grants” or individually “Grant”) under the Amended and Restated Cliffs 2007 Incentive Equity Plan, as amended (“Plan”) as follows:
ARTICLE 1.
Definitions
All terms used herein with initial capital letters shall have the meanings assigned to them in a Grant or the Plan and the following additional terms, when used herein with initial capital letters, shall have the following meanings:
1.1    “Market Value Price” shall mean the latest available closing price of a Share of the Company or the latest available closing price per share of a common share of each of the entities in the Peer Group, as the case may be, on the New York Stock Exchange or other recognized market if the stock does not trade on the New York Stock Exchange at the relevant time.
1.2    “Non-Qualified Deferred Compensation Plans” shall mean the Company’s Voluntary Non-Qualified Deferred Compensation Plan, its 2012 Non-Qualified Deferred Compensation Plan, or any other similar non-qualified deferred compensation plan sponsored by the Company or its Subsidiaries.
1.3    “Peer Group” shall mean the group of companies, as more particularly set forth on attached Exhibit A, against which the Relative Total Shareholder Return of the Company is measured over the Incentive Period.

1.4    “Performance Objectives” shall mean for the Incentive Period the predetermined objectives of the Company with respect to the Relative Total Shareholder Return goal established by the Committee and reported to the Board, as more particularly set forth on attached Exhibit B.
1.5    “Performance Shares Earned” shall mean the number of Shares of the Company (or cash equivalent) earned by a Participant following the conclusion of an Incentive Period in which one or more of Company Performance Objectives was met at the “Threshold” level or a higher level, as determined under Section 2.3.
1.6    “Relative Total Shareholder Return” shall mean for the Incentive Period the Total Shareholder Return of the Company compared to the Total Shareholder Return of the Peer Group, as more particularly set forth on attached Exhibit C.
1.7     “Share Ownership Guidelines” shall mean the Cliffs Natural Resources Inc. Directors’ and Officers’ Share Ownership Guidelines, as amended from time to time, which encourage such Directors and Officers to hold a meaningful stake in the Company.
1.8     “Total Shareholder Return” or “TSR” shall mean for the Incentive Period the cumulative return to shareholders of the Company and to the shareholders of each of the entities in the Peer Group during the Incentive Period, measured by the change in Market Value Price per share of a Share of the Company plus dividends (or other distributions, excluding franking credits) reinvested over the Incentive Period and the change in the Market Value Price per share of the common share of each of the entities in the Peer Group plus dividends (or other distributions, excluding franking credits) reinvested over the Incentive Period, determined on the last business day of the Incentive Period compared to a base measured by the average Market Value Price per share of a Share of the Company and of a common share of each of the entities in the Peer Group on the last business day of the year immediately preceding the Incentive Period. Dividends (or other distributions, excluding franking credits) per share are assumed to be reinvested in the applicable stock on the last business day of the quarter during which they are paid at the then

Market Value Price per share, resulting in a fractionally higher number of shares owned at the market price.
ARTICLE 2.
Grant and Terms of Performance Shares
2.1    Grant of Performance Shares. Pursuant to the Plan, the Company, by action of the Committee, has granted to the Participant the number of Performance Shares as specified in the Grant, without dividend equivalents, effective as of the Date of Grant.
2.2    Issuance of Performance Shares. The Performance Shares covered by the Grant and these Terms and Conditions shall only result in the issuance of Shares (or cash or a combination of Shares and cash, as decided by the Committee in its sole discretion), if at all, only after the completion of the Incentive Period and only if such Performance Shares are earned as provided in Section 2.3 of this Article 2.
2.3    Performance Shares Earned. Performance Shares Earned, if any, shall be based upon the degree of achievement of the Company Performance Objectives, all as more particularly set forth in Exhibit B, with actual Performance Shares Earned interpolated between the performance levels shown on Exhibit B, as determined and certified by the Committee as of the end of the Incentive Period. In no event, shall any Performance Shares be earned with respect to achievement by the Company in excess of the allowable maximum as established under the Performance Objectives.
2.4    Calculation of Payout of Performance Shares. The Performance Shares granted shall become Performance Shares Earned based on the degree of achievement of the Performance Objectives established for the Incentive Period. The percentage level of achievement determined for the Performance Objective shall be multiplied by the number of Performance Shares granted to determine the actual number of Performance Shares Earned. The calculation as to whether the

Company has met or exceeded the Performance Objectives shall be determined and certified by the Committee in accordance with the Grant and these Terms and Conditions.
2.5    Payment of Performance Shares.
(a)    The Payment of Performance Shares Earned shall be made in the form of Shares (or cash or a combination of Shares and cash, as decided by the Committee in its sole discretion), and shall be paid after the determination and certification by the Committee of the level of attainment of the Performance Objectives (the calculation of which shall have been previously reviewed by an independent accounting professional), but in any event no later than 2 ½ months after the end of the Incentive Period, unless the date of payment is deferred by the Participant pursuant to, and in compliance with, the terms of the Company’s Non-Qualified Deferred Compensation Plans. In the event that all or any portion of the Performance Shares Earned shall be paid in cash, the cash equivalent of one Performance Share Earned shall be equal to the Fair Market Value of the one share of common stock of the Company on the last trading day of the Incentive Period. Notwithstanding the foregoing, no Performance Shares granted hereunder, may be paid in cash in lieu of Shares to any Participant who is subject to the Share Ownership Guidelines unless and until such Participant is either in compliance with, or no longer subject to, such Share Ownership Guidelines, provided, however, that the Committee may withhold Shares to the extent necessary to satisfy federal, state, local or foreign income tax withholding requirements, as described in Section 5.2. In addition, the Committee may restrict 50% of the Shares to be issued in satisfaction of the total Performance Shares Earned, before income tax withholding, so that they cannot be sold by Participant unless immediately after such sale the Participant is in compliance with the Share Ownership Guidelines that are applicable to the Participant at the time of sale.
(b)    Any payment of Performance Shares Earned to a deceased Participant shall be paid to the beneficiary designated by the Participant on the Designation of Death Beneficiary attached as Exhibit D and filed with the Company. If no such beneficiary has been designated or survives the Participant, payment shall be made to the estate of a Participant. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Company.
(c)    Prior to payment, the Company shall only have an unfunded and unsecured obligation to make payment of Performance Shares Earned to the Participant. The Performance Shares covered by the Grant and these Terms and Conditions that have not yet been earned as Performance Shares Earned, and any interests of the Participant with respect thereto, are not transferable other than by completion of the Designation of Death Beneficiary attached as Exhibit D or pursuant to the laws of descent and distribution.
2.6        Death, Disability, Retirement, or Other.
(a)    With respect to Performance Shares granted to a Participant whose employment is terminated because of the Participant’s death or Disability, the Participant (or the Participant’s beneficiary or estate in the case of death) shall vest 100% at target performance level in the Performance Shares so granted and shall be paid at the time specified in Section 2.5(a). If employment is terminated because of Retirement or terminated by the Company without Cause, the Participant shall receive at the time specified in Section 2.5(a) as Performance Shares Earned the number of Performance Shares as is determined after the end of the Incentive Period under Sections 2.3 and 2.4, prorated based upon the number of full months between January 1, 2012 and the date the Participant ceased to be employed by the Company compared to the thirty-six (36) months in the Incentive Period.
(b)    In the event a Participant voluntarily terminates employment prior to December 31, 2014 or is terminated by the Company with Cause prior to the date of payment of Performance Shares Earned, the Participant shall forfeit all rights to any Performance Shares that would have been earned under the Grant and these Terms and Conditions.

ARTICLE 3.
Grant and Terms of Restricted Share Units
3.1    Grant of Restricted Share Units. Pursuant to the Plan, the Company has granted to the Participant the number of Restricted Share Units as specified in the Grant, without dividend equivalents, effective as of the Date of Grant.
3.2    Condition of Payment. Subject to Section 3.4 of this Article 3, the Restricted Share Units covered by the Grant and these Terms and Conditions shall only result in the payment in Shares of the Company equal in number to the Restricted Share Units if the Participant remains in the employ of the Company or a Subsidiary throughout the Incentive Period.
3.3    Payment of Restricted Share Units.
(a)    Payment of Restricted Share Units shall be made in the form of Shares and shall be paid at the same time as the payment of Performance Shares Earned pursuant to Section 2.5(a), provided, however, in the event no Performance Shares are earned, then the Restricted Share Units shall be paid in Shares at the time the Performance Shares would normally have been paid. The Committee may restrict 50% of the Shares to be issued in satisfaction of the total Restricted Share Units, before income tax withholding, so that they cannot be sold by Participant unless immediately after such sale the Participant is in compliance with the Share Ownership Guidelines that are applicable to the Participant at the time of sale.
(b)    Any payment of Restricted Share Units to a deceased Participant shall be paid to the beneficiary designated by the Participant on the Designation of Death Beneficiary attached as Exhibit D and filed with the Company. If no such beneficiary has been designated or survives the Participant, payment shall be made to the estate of a Participant. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Company.

(c)    Prior to payment, the Company shall only have an unfunded and unsecured obligation to make payment of Restricted Share Units to the Participant. The Restricted Share Units covered by the Grant and these Terms and Conditions that have not yet been earned, and any interests of the Participant with respect thereto, are not transferable other than by completion of the Designation of Death Beneficiary attached as Exhibit D or pursuant to the laws of descent and distribution.
3.4    Death, Disability, Retirement or Other.
(d)    With respect to Restricted Share Units granted to a Participant whose employment is terminated because of the Participant’s death or Disability during the Incentive Period, the Participant (or the Participant’s beneficiary or estate in the case of death) shall vest 100% in the number of Shares as calculated in Section 3.2, which shall be paid at the time specified in Section 3.3(a). If employment is terminated because of Retirement or terminated by the Company without Cause during the Incentive Period, the Participant (or the Participant’s beneficiary or estate in the case of death) shall receive at the time specified in Section 3.3(a) the number of Shares as calculated in Section 3.2, prorated based upon the number of full months between January 1, 2012 and the date the Participant ceased to be employed by the Company compared to the thirty-six (36) months in the Incentive Period.
(e)    In the event a Participant voluntarily terminates employment prior to December 31, 2014 or is terminated by the Company with Cause prior to December 31, 2014, the Participant shall forfeit all rights to any Restricted Share Units that were granted under the Grant and these Terms and Conditions.

ARTICLE 4.
Other Terms Common to Performance Shares and Restricted Share Units
4.1    Non-Compete and Confidentiality.
(a)    A Participant shall not render services for any organization or engage directly or indirectly in any business which is a competitor of the Company or any affiliate of the Company, or which organization or business is or plans to become prejudicial to or in conflict with the business interests of the Company or any affiliate of the Company or distribute any secret or confidential information belonging to the Company or any affiliate of the Company.
(b)    Failure to comply with subsection (a) above will cause a Participant to forfeit the right to Performance Shares and Restricted Share Units and require the Participant to reimburse the Company for the taxable income received or deferred on Performance Shares that become payable to the Participant and on Restricted Share Units that have been paid out in Shares within the 90-day period preceding the Participant’s termination of employment.
(c)    Failure of the Participant to repay to the Company the amount to be reimbursed in subsection (b) above within three days of termination of employment will result in the offset of said amount from the Participant’s account balance in the Company’s Non-Qualified Deferred Compensation Plans, if applicable (at the time that the amounts owed under the Company’s Non-Qualified Deferred Compensation Plans are scheduled for payment), and/or from any accrued salary or vacation pay owed at the date of termination of employment or from future earnings payable by the Participant’s next employer. If applicable, such offset shall be deemed to constitute the payment due to him or her under the Company’s Non-Qualified Deferred Compensation Plans in accordance with the time and form of payment specified under such plan and the immediate repayment to the Company of the amounts owed under these Terms and Conditions.

4.2    Change in Control. In the event a Change in Control (as defined in the Plan) occurs, all Performance Shares granted to a Participant for Incentive Periods which have not ended before the Change in Control shall, notwithstanding any preceding provisions of these Terms and Conditions to the contrary, immediately become Performance Shares Earned at target performance level on a one-to-one basis regardless of the actual achievement of the Performance Objectives. All Performance Shares, if any, granted to a Participant for an Incentive Period which ended before the Change in Control, and which have not been paid in accordance with Section 2.5, will be deemed to be Performance Shares Earned to the extent and only to the extent that they became Performance Shares Earned as of the end of the Incentive Period based upon the Performance Objectives for the Incentive Period. The value of all Performance Shares Earned, including ones for Incentive Periods which have already ended, shall be paid in cash based on the Fair Market Value of the Shares determined on the date the Change in Control occurs. Also, in the event of a Change in Control, all Restricted Share Units granted for all periods shall become nonforfeitable and shall be paid in cash based on the Fair Market Value of an equivalent number of Shares determined on the date the Change in Control occurs. All payments with respect to Performance Shares and Restricted Share Units shall be made within 10 days of the Change in Control.
ARTICLE 5.
General Provisions
5.1    Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Grant and these Terms and Conditions, the Company shall not be obligated to issue any Shares pursuant to the Grant and these Terms and Conditions if the issuance or payment thereof would result in a violation of any such law; provided, however, that the Shares will be issued at the earliest date at which the Company reasonably anticipates that the issuance of the Shares will not cause such violation.

5.2    Withholding Taxes. To the extent that the Company or a Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment of Performance Shares Earned or Restricted Share Units to a Participant under the Plan, the Company shall withhold the minimum amount of taxes which it determines it is required by law or required by the terms of the Plan to withhold in connection with any recognition of income incident to this Plan payable in cash or Shares to a Participant or beneficiary.
5.3    Continuous Employment. For purposes of the Grant and these Terms and Conditions, the continuous employment of the Participant with the Company shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his employment among the Company and its Subsidiaries or an approved leave of absence to the extent authorized by the Plan.
5.4    Relation to Other Benefits. Any economic or other benefit to the Participant under the Grant and these Terms and Conditions or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
5.5    These Terms and Conditions Subject to Plan. The Performance Shares and Restricted Share Units granted under the Grant and these Terms and Conditions and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan, a copy of which is available upon request.
5.6    Amendments. The Plan, the Grant and these Terms and Conditions can be amended at any time by the Company. Any amendment to the Plan shall be deemed to be an amendment to the Grant and these Terms and Conditions to the extent that the amendment is applicable hereto. Except for amendments necessary to bring the Plan, the Grant and these Terms and Conditions into compliance with current law including all applicable tax laws, no amendment to either the Plan, the Grant or these Terms and Conditions shall materially and adversely affect the rights of the Participant under the Grant and the Grant and these Terms and Conditions without the Participant’s consent.
5.7    Severability. In the event that one or more of the provisions of the Grant and these Terms and Conditions shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
5.8    Governing Law. The Grant and these Terms and Conditions shall be construed and governed in accordance with the laws of the State of Ohio.
These Terms and Conditions are hereby adopted this 12th day of March, 2012 by the members of the Compensation and Organization Committee of the Board of Directors of Cliffs Natural Resources Inc.

/s/ James Kirsch
James Kirsch

/s/ Francis McAllister
Francis McAllister

/s/ Barry J. Eldridge
Barry J. Eldridge

/s/ Janice K. Henry
Janice K. Henry

/s/ Roger Phillips
Roger Phillips

EXHIBITS

Exhibit A        Peer Group
Exhibit B        Performance Objectives
Exhibit C        Relative Total Shareholder Return
Exhibit D        Beneficiary Designation

Exhibit A
PEER GROUP
(2012 - 2014)
The Peer Group will be the constituents as defined by the S&P Metals and Mining ETF Index on the last day of trading of the Incentive Period. Any constituent that underwent a restructuring or similar structural change or event resulting in a significant distortion of performance results for the Incentive Period will be excluded from the Peer Group.

The value of the stock of a Peer Group company will be determined in accordance with the following:

1.	If the stock is listed on an exchange in the U.S. or Canada, then the value on such exchange will be used;

2.	Otherwise, if the stock is traded in the U.S. as an American Depositary Receipt, then the value of the ADR will be used; or

3.	Otherwise, the value on the exchange in the country where the company is headquartered will be used.

Exhibit B
PERFORMANCE OBJECTIVES
(2012 - 2014)
The Performance Objective of the Company is based on Relative Total Shareholder Return (share price plus reinvested dividends) over the three-year Incentive Period from January 1, 2012 to December 31, 2014. Achievement of the Relative Total Shareholder Return objective shall be determined by the Total Shareholder Return of the Company relative to the Peer Group. Achievement shall be determined against the scale set forth in the Table Below:

	Performance Level
Performance Factor	Threshold	Target	Maximum

Relative TSR	35th percentile	55th percentile	75th percentile
Payout For Relative TSR	50%	100%	200%

Exhibit C
RELATIVE TOTAL SHAREHOLDER RETURN
(2012 - 2014)
Relative Total Shareholder Return for the Incentive Period is calculated as follows:

1.
The Total Shareholder Return as defined in Section 1.8 of these Terms and Conditions for the Incentive Period for the Company shall be compared to the Total Shareholder Return for each of the entities within the Peer Group for the Incentive Period. The results shall be ranked to determine the Company’s Relative Total Shareholder Return percentile ranking compared to the Peer Group.

2.	The Company’s Relative Total Shareholder Return for the Incentive Period shall be compared to the Relative Total Shareholder Return Performance target range established for the Incentive Period.

3.	The Relative Total Shareholder Return performance target range has been established for the 2012-2014 Incentive Period as follows:

Performance Level	2012-2014 Relative Total Shareholder Return Percentile Ranking
Maximum	75th Percentile
Target	55th Percentile
Threshold	35th Percentile

GRANT YEAR 2012

Exhibit D

BENEFICIARY DESIGNATION
In accordance with the Amended and Restated Cliffs 2007 Incentive Equity Plan, as amended (“Plan”), my 2012 Participant Grant (“Grant”), the 2012 Terms and Conditions (“Terms and Conditions”) and subject to applicable laws, I hereby designate the person(s) indicated below as my beneficiary(ies) to receive any payments under the Plan, Grant, and Terms and Conditions after my death.

Name:
Address:

Social Sec. Nos. of Beneficiary(ies)
Relationship(s)
Date(s) of Birth

In the event that the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person(s) as beneficiary(ies):

Name:
Address:

Social Sec. Nos. of Beneficiary(ies)
Relationship(s)
Date(s) of Birth

I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Plan, Grant, and these Terms and Conditions. In the event that there is no beneficiary living at the time of my death, I understand that the payments under the Plan, Grant, and these Terms and Conditions will be paid to my estate.

Date	(Signature)

(Print or type name)

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